UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2025

CIMG Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39338	38-3849791
(State or other jurisdiction of incorporation or organization	(Commission File No.)	(IRS Employer Identification No.)

Room R2, FTY D, 16/F, Kin Ga Industrial Building,

9 San On Street, Tuen Mun, Hong Kong

(Address of principal executive offices)

+ 852 70106695

Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	IMG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by the Company with the SEC on August 25, 2025, on August 25, 2025, CIMG Inc., (Nasdaq: IMG) a Nevada corporation (the “Company”),entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain non U.S. investors (the “Investors”), providing for the private placement of 220,000,000 shares of Common Stock (the “Shares”) in reliance on the registration exemptions of Regulation S for an aggregate consideration of $55,000,000 worth of bitcoin, at a purchase price of $0.25 per share.

The closing of the sale of the Shares occurred on September 2, 2025. Pursuant to the Purchase Agreement, the Company issued 148,100,000 shares of common stock to the non-U.S. investors, following receipt of the respective purchase amounts, and will issue the remaining 71,900,000 upon shareholder approval. Upon the completion of the foregoing, the sale of the Shares, for the aggregate consideration amount of $55,000,000, pursuant to the Purchase Agreement, has been duly consummated. Immediately following the closing of the Purchase Agreement, the Company has a total of 184,497,419 shares of Common Stock issued and outstanding.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, the forms of which were attached as Exhibits 10.1, respectively, to the Current Report on Form 8-K filed by the Company with the SEC on August 25, 2025, and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 3.02.

Item 7.01 Regulation FD Disclosure.

On September 2, 2025, the Company issued a press release announcing that it has closed the definitive Purchase Agreement as previously disclosed in the Current Report on Form 8-K filed by the Company with the SEC on August 25, 2025. The foregoing description of the Purchase Agreement, does not purport to be complete and is qualified in its entirety by Exhibits 10.1, respectively, to the Current Report on Form 8-K filed by the Company with the SEC on August 25, 2025, and are incorporated herein by reference. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in this Item 7.01 and the attached Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except in the event that the Company expressly states that such information is to be considered filed under the Exchange Act or incorporates it by specific reference in such filing. The furnishing of this information hereby shall not be deemed an admission as to the materiality of any such information.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	CIMG Inc. Completes Settlement of Previously Announced Sale of $55 Million Worth of Common Stock for 500 Bitcoin.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIMG Inc.

Dated: September 2, 2025	By:	/s/ Jianshuang Wang
	Name:	Jianshuang Wang
	Title:	Chief Executive Officer